SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                                FORM 8-K

                            CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    MAY 21, 1995

                             GROW GROUP, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                NEW YORK
              (STATE OR OTHER JURISDICTION OF INCORPORATION)

           1-4596                                  11-1665588
   (COMMISSION FILE NUMBER)            (IRS EMPLOYER IDENTIFICATION NO.)

     200 PARK AVENUE, NEW YORK, NEW YORK                 10166
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 599-4400

                               NOT APPLICABLE
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


   ITEM 5.   OTHER EVENTS.

             On May 21, 1995, Grow Group, Inc., a New York corporation (the "Company"), Imperial Chemical Industries PLC, a corporation organized under the laws of England ("ICI"), and GDEN Corporation, a New York corporation and an indirect wholly-owned subsidiary of ICI ("GDEN"), executed Amendment No. 1 ("Amendment No. 1") to the Agreement and Plan of Merger, dated as of April 30, 1995, among the Company, ICI and GDEN. Pursuant to Amendment No. 1, GDEN has amended and supplemented GDEN's Offer to Purchase, dated May 4, 1995 (the "Offer to Purchase"), to increase the price being offered pursuant to GDEN's May 4, 1995 tender offer from $18.10 per share to $22.00 per share, net to the seller in cash, subject to the terms and conditions set forth in the Offer to Purchase and the Supplement thereto dated May 22, 1995. A copy of Amendment No. 1 has been filed as an exhibit hereto and is incorporated herein by reference.

             On May 22, 1995, The Sherwin-Williams Company ("Sherwin-Williams") announced that it was withdrawing its $19.50 per share cash tender offer to purchase all outstanding shares of the Company's common stock and that, subject to appropriate documentation, Sherwin-Williams would terminate the litigation that was previously filed in federal and state courts with regard to the tender offer and related transactions by ICI and GDEN.

   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS

             (C)  EXHIBITS.

                   99.1 Amendment No. 1, dated as of May 21, 1995, to the Agreement and Plan of Merger, dated as of April 30, 1995, by and among the Company, ICI and GDEN.


                               SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GROW GROUP, INC.

   Date:  May 25, 1995

                                      By:  /s/  Lloyd Frank
                                           Lloyd Frank
                                           Secretary


                             Exhibit Index

   Exhibits

   99.1 Amendment No. 1, dated as of May 21, 1995, to the Agreement and Plan of Merger, dated as of April 30, 1995, by and among the Company, ICI and GDEN.